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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 011-13495) of Mac-Gray Corporation of our report dated January 30, 1998, except as to the pooling-of-interests with Intirion Corporation which is as of March 12, 1998, relating to the consolidated financial statements of Mac-Gray Corporation and our report dated May 2, 1997 relating to the combined financial statements of Sun Services of America, Inc. and R. Bodden Coin-Op-Laundry, Inc. appearing on pages F2 and F23 of this Form 8-K.


Boston, MA
November 16, 1998